SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported): September 2, 1997





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                        1-9317                      04-6558834
 (State or other               (Commission file               (IRS employer
 jurisdiction of                   number)                 identification no.)
 incorporation)


    400 Centre Street, Newton, Massachusetts                     02158
    (Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code:  617-332-3990

Item 5.  Other Events.

RECENT DEVELOPMENTS

Investments

         Government Office Properties. As previously reported, in February 1997, the Company entered into an agreement to acquire 30 office buildings ("Government Office Properties"), substantially all of which are leased to various agencies of the U.S. Government. The Company's purchase price for these properties was approximately $447 million, payable $82 million in common shares of beneficial interest, par value $.01 per share ("Common Shares"), by the assumption of approximately $27 million of debt by the subsidiaries of the Company secured by mortgages on three acquired properties and the payment of approximately $337 million to retire other debt and certain obligations of Government Property Investors, Inc. and its subsidiaries assumed by the Company's subsidiaries.

         On July 11, 1997, the Company acquired one of the government office properties for approximately $10.5 million through the issuance of 86,188 shares of the Company's shares and cash on hand applied to discharge assumed liabilities. As of August 25, 1997, 28 of the Government Office Properties have been acquired by the Company and two remain under contract to be acquired.

Other Portfolio Developments

         Community Care of America. The Company has invested $112 million, at cost, in nursing homes and other properties operated by Community Care of America, Inc. ("CCA"). During 1996, CCA suffered a series of financial setbacks principally related to certain failed, attempted acquisitions. Since September 1996, the Company has granted CCA a series of temporary covenant waivers and other indulgences. In August 1997, Integrated Health Services ("IHS") announced that it had entered into an agreement to acquire CCA. In connection with IHS's acquisition of CCA, the Company, IHS and CCA have entered into a letter of intent to permit IHS to assume operations of certain properties owned and financed by the Company, as follows: i) leases for 16 nursing homes now operated by CCA will be assumed by IHS, ii) mortgages totaling approximately $8.8 million secured by nine nursing homes will be assumed by IHS, iii) three nursing homes now mortgage financed by the Company with CCA will be purchased by the Company and leased to IHS, iv) 14 nursing homes owned by the Company currently leased to CCA will be sold to IHS for approximately $33.5 million, v) indebtedness secured by six nursing homes due to the Company from CCA totaling approximately $12.2 million will be repaid to the Company, vi) all lease and mortgage obligations will be guaranteed by IHS and vii) The Company will receive a modification fee of approximately $3.7 million and the cash security deposit previously paid by CCA will be released by the Company. Consummation of this transaction is dependent upon several contingencies including definitive documentation and IHS's acquisition of CCA. According to IHS's Quarterly Report on Form 10-Q for the period ending June 30, 1997, IHS had a net worth of $581 million, and earnings after rent and interest, but before depreciation, amortization, special charges, minority interest, income taxes and extraordinary items for the six months then ended of $97 million.

         Other Transactions. In the ordinary course of business, the Company regularly evaluates investment opportunities and enters into contracts to purchase and lease real estate or mortgage finance real estate. Similarly, the Company is regularly engaged in discussions concerning lease and loan extensions and other modifications of the terms of existing leases and mortgages.

Recent  Tax  Law   Developments.

         The Taxpayer Relief Act of 1997 liberalized certain of the requirements for qualifying and operating as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. These amendments apply to the Company for its taxable year commencing January 1, 1998, but are not expected to alter significantly the Company's operations or its continued qualification as a REIT. In comparison to the rules and requirements in effect for the Company's 1997 taxable year (as discussed in its Annual Report on Form 10-K for the year ended December 31, 1996 under the caption Federal Income Tax Considerations), the amendments will, inter alia: (i) eliminate REIT disqualification as the sanction for failing to solicit certain shareholder ownership statements and instead impose a monetary penalty of $25,000 ($50,000 for intentional violations), and permit a REIT that solicits necessary shareholder ownership statements (and otherwise exercises reasonable due diligence) to rely on its actual knowledge for purposes of satisfying the requirement that at no time during the last half of its taxable year were more than 50% in value of its outstanding shares owned directly or indirectly by five or fewer individuals; (ii) repeal the requirement that less than 30% of a REIT's gross income be derived from sales or dispositions of certain short-term property; (iii) treat income from a larger class of hedging instruments as qualifying income for purposes of the 95% gross income requirement; (iv) permit a REIT to receive de minimis amounts of otherwise impermissible service income from tenants, and still have the rental income from such tenants qualify as rents from real property for purposes of the 75% and 95% gross income requirements; and (v) permit a REIT to retain and pay income tax on net long-term capital gain, and then, without an actual distribution thereof, pass through to its shareholders such gain and a refundable credit for such paid taxes.


Item 7.  Financial Statements, Pro Forma Financial Information
                  and Exhibits.

(b)      Pro Forma Financial and Other Data

         Unaudited Pro Forma Financial Statements                           F-1
         Unaudited Pro Forma Balance Sheets at June 30, 1997                F-2
         Unaudited Pro Forma Statements of Income for the Six Months
            Ended June 30, 1997                                             F-3
         Notes to Unaudited Pro Forma Financial Statements                  F-4

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                    Unaudited Pro Forma Financial Statements

         The following unaudited pro forma statements of income for the six months ended June 30, 1997, present the results of operations of the Company as if the transactions described in the Notes were consummated on January 1, 1997. This unaudited pro forma financial statement should be read in conjunction with, and is qualified in its entirety by reference to, the separate financial statements of the Company and of the Seller of the Government Office Properties, each for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated February 17, 1997, the pro forma financial statements included in the Company's Current Report on Form 8-K dated July 2, 1997 and the financial statements of the Company for the quarter ended June 30, 1997 included in the Company's Quarterly Report on Form 10-Q. This unaudited pro forma financial statement is not necessarily indicative of the expected results of operations of the company for any future period. Differences would result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.

Health and Retirement Properties Trust
Proforma Statements of  Income
Six months ended June 30, 1997
(amounts in thousands, except per share data)
(unaudited)



                                                                        Adjusted         Second Quarter
                                                     Historical          GPI (B)         Acquisitions (C)     Pro Forma
                                                    -----------       -----------        ---------------      ----------
Revenues:
              Rental income                          $ 77,292           $ 13,896            $  9,649           $100,837
              Interest income                          11,099               --                  --               11,099
                                                     --------           --------            --------           --------
                                 Total revenues        88,391             13,896               9,649            111,936
                                                     --------           --------            --------           --------

Expenses:
              Interest                                 15,746             (1,421)              4,319             18,644
              Operating                                 8,756              4,459               1,910             15,125
              Depreciation and amortization            16,238              2,392               1,719             20,349
              General and administrative                4,839                504                 382              5,725
                                                     --------           --------            --------           --------
                                 Total expenses        45,579              5,934               8,330             59,843
                                                     --------           --------            --------           --------
Income before equity in earnings of
              Hospitality Properties Trust             42,812              7,962               1,319             52,093


Equity in earnings of Hospitality Properties Trust      4,445               --                  --                4,445
                                                     --------           --------            --------           --------

Income before extraordinary item                     $ 47,257           $  7,962            $  1,319             56,538
                                                     --------           --------            --------           --------


Average shares outstanding                             85,388                                                    98,829
                                                     --------                                                  --------

Per share data:
Income before extraordinary item                     $   0.55                                                  $   0.57
                                                     --------                                                  --------


See accompaning notes


Health and Retirement Properties Trust
Balance Sheets
June 30, 1997
(dollars in thousands)




                                                                         Historical    Adjustments (A)     Pro Forma
                                                                        ------------   ---------------    -----------

                                    ASSETS
Real estate properties, at cost:

    Land                                                                $   183,449      $     1,050      $   184,499
    Buildings and improvements                                            1,413,774            9,450        1,423,224
                                                                        -----------      -----------      -----------
                                                                          1,597,223           10,500        1,607,723
    Less accumulated depreciation                                            92,284             --             92,284
                                                                        -----------      -----------      -----------
                                                                          1,504,939           10,500        1,515,439

Real estate mortgages and notes, net                                        144,588             --            144,588
Investment in Hospitality Properties Trust                                  102,707             --            102,707
Cash and cash equivalents                                                    39,962           (8,545)          31,417
Interest and rent receivables                                                16,544             --             16,544
Deferred interest and finance costs, net, and other assets                   13,191             --             13,191
                                                                        -----------      -----------      -----------
                                                                        $ 1,821,931      $     1,955      $ 1,823,886
                                                                        ===========      ===========      ===========


                    LIABILITIES AND SHAREHOLDERS' EQUITY
Bank notes payable                                                      $   145,000      $      --        $   145,000
Senior notes and bonds payable, net                                         124,508             --            124,508
Mortgage notes payable                                                       27,106             --             27,106
Convertible subordinated debentures                                         211,650             --            211,650
Accounts payable and accrued expenses                                        30,404              309           30,713
Prepaid rents                                                                 7,113             --              7,113
Security deposits                                                             4,428             --              4,428
Due to affiliates                                                             2,253             --              2,253


Shareholders' equity:

   Preferred shares, $.01 par value: none issued                               --               --               --
   Common shares of beneficial interest, $.01 par value:
   125 million shares authorized, 98.7 million shares and                       987                1              988
   98.8 million pro forma shares issued and outstanding, respectively
   Additional paid-in capital                                             1,369,037            1,645        1,370,682
   Cumulative net income                                                    353,555             --            353,555
   Dividends                                                               (454,110)            --           (454,110)
                                                                        -----------      -----------      -----------
           Total shareholders' equity                                     1,269,469            1,646        1,271,115
                                                                        -----------      -----------      -----------
                                                                        $ 1,821,931      $     1,955      $ 1,823,886
                                                                        ===========      ===========      ===========


See accompaning notes

                Notes to Unaudited Pro Forma Financial Statements

A. Represents the acquisition of one of the 30 government office properties, described in Item 5 of this report under the heading "Recent Developments-- Investments--Government Office Properties."

B. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the 28 government office properties. Also, reflects the decrease in interest expense arising from the Company's issuance of shares pursuant to a common stock offering in March 1997, proceed of which were used, in part, to repay amounts then outstanding on the Company's revolving credit facility, net of an increase in interest expense related to the Company's assumption of certain debt in the acquisition of its government office properties.

C. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expense as well as the increase in interest expense due to the use of the Company's revolving credit facility in the amount of $145 million to fund the Company's acquisition of:

          i)   One 200 unit retirement community located in Spokane Washington.
          ii)  Two   multi-tenanted   medical   office   buildings  and  related
               structures located in Los Angeles, California.
          iii) 20 medical office clinics and ancillary structures located in Massachusetts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     HEALTH AND RETIREMENT PROPERTIES TRUST



                   By:  /s/  Ajay Saini
                             Ajay Saini, Treasurer and
                             Chief Financial Officer

Date: September 2, 1997